                                                                   Exhibit 10.20

                                                                  Execution Copy


                            SECURITYHOLDERS AGREEMENT


                             Dated November 20, 2003


                                      Among


                              THL-MF INVESTORS, LLC

                                       AND

                            THE OTHER PARTIES HERETO

                               Table of Contents
                                                                            Page
                                                                            ----

ARTICLE I     REPRESENTATIONS AND WARRANTIES OF THE PARTIES....................1
   1.1   Representations and Warranties of the Company.........................1
   1.2   Representations and Warranties of the Securityholders.................2
ARTICLE II    VOTING AGREEMENTS................................................2
   2.1   Election of Management Committee Members and Directors................2
   2.2   Other Voting Matters..................................................3
ARTICLE III   TRANSFERS OF SECURITIES..........................................4
   3.1   Restrictions on Transfer of Securities................................4
   3.2   Restrictions on Transfers of THL Securities...........................4
   3.3   Securities Act Compliance.............................................7
   3.4   Certain Transferees Bound by Agreement................................7
   3.5   Transfers in Violation of Agreement...................................7
ARTICLE IV    TAKE-ALONG RIGHTS ON APPROVED SALE...............................8
   4.1   Take-Along Right......................................................8
ARTICLE V     REGISTRATION RIGHTS..............................................9
   5.1   Demand Registrations..................................................9
   5.2   Incidental Registration..............................................11
   5.3   Holdback Agreements..................................................13
   5.4   Registration Procedures..............................................13
   5.5   Registration Expenses................................................16
   5.6   Indemnification; Contribution........................................17
   5.7   Rule 144.............................................................20
   5.8   Underwritten Registrations...........................................20
   5.9   No Inconsistent Agreements...........................................20
ARTICLE VI    PRE-EMPTIVE RIGHTS..............................................20
   6.1   Issuance of New Securities to Affiliates.............................20
ARTICLE VII   AMENDMENT AND TERMINATION.......................................22
   7.1   Amendment and Waiver.................................................22
   7.2   Termination of Certain Provisions....................................22

   7.3   Termination of Agreement.............................................22
   7.4   Termination as to a Party............................................22
ARTICLE VIII  MISCELLANEOUS...................................................22
   8.1   Certain Defined Terms................................................22
   8.2   Legends..............................................................28
   8.3   Severability.........................................................29
   8.4   Entire Agreement.....................................................29
   8.5   Successors and Assigns...............................................29
   8.6   Counterparts.........................................................29
   8.7   Remedies.............................................................30
   8.8   Notices..............................................................30
   8.9   Governing Law........................................................31
   8.10  Descriptive Headings.................................................31

                            SECURITYHOLDERS AGREEMENT
                            -------------------------

          THIS SECURITYHOLDERS AGREEMENT (this "Agreement") is entered into as of November 20, 2003 by and among (i) THL-MF Investors, LLC, a Delaware limited liability company (the "Company"), (ii) Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Cayman Fund V, L.P, 1997, Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II, LLC (each a "THL Holder" and collectively "THL"), (iii) the initial parties to this Agreement who are identified as Employees on the signature pages hereto (each, an "Employee," collectively, the "Employees"), and (iv) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (which holder (unless such holder is an employee of the Company or its Affiliates in which case such holder, after executing a separate agreement to be bound by the terms hereof, shall be treated as a holder of Employee Securities hereunder) shall be treated similar to a holder of THL Securities except that such holder shall not be entitled to demand registration rights) (THL, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder"). Certain capitalized terms used herein are defined in Section 8.1.

          The parties hereto agree as follows:

                                    ARTICLE I
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

          1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

          (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action;

          (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

          (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both
(i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

          1.2 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

          (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

          (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement, if applicable) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

                                   ARTICLE II
                                VOTING AGREEMENTS

          2.1   Election of Management Committee Members and Directors.

          (a) Each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of members or directors for each of the respective management committees or boards of directors of the Company and its Subsidiaries to be established at up to five directors, and to elect or cause to be elected to the respective management committees or boards of directors of the Company and each of its Subsidiaries and cause to be continued in office, the following individuals:

          (i) one (1) member/director designated by the Thomas H. Lee Equity Fund V, L.P.;

          (ii) one (1) member/director designated by Thomas H. Lee Parallel Fund V, L.P.;

          (iii) one (1) member/director designated by Thomas H. Lee Cayman Fund V, L.P. (together with the members/directors designated pursuant to clauses (i) and (ii) above (the "THL Directors");

          (iv) one (1) member/director, who shall be the chief executive officer of the Company (the "Management Director"); and

          (v) one (1) member/director designated by the chief executive officer of the Company; provided that such member/director is not a member, or former member, of the Company's or its Subsidiaries' management or an employee or officer or former employee or officer of the Company or its Subsidiaries (the "CEO Designated Director").

          (b) If at any time either the THL Majority Holders, or the chief executive officer of the Company, as the case may be, shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary membership/directorship for which such Person or Persons have designation rights pursuant to paragraph (a) above, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such member/director. If the Management Director ceases to be employed by the Company or its Subsidiaries, such Management Director and the CEO Designated Director shall be removed promptly after such time from each board and management committee.

          (c) If at any time any THL Director, or the CEO Designated Director ceases to serve on the management committee or board of directors of the Company or any Subsidiary of the Company (whether due to resignation, removal or otherwise), the Securityholders entitled to designate the THL Directors, or the CEO Designated Director as appropriate, shall be entitled to designate a successor member/director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

          (d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law, the LLC Agreement of the Company or the organizational documents of such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this
Section 2.1 for cause shall affect any of the Securityholders' rights to designate a different individual pursuant to this Section 2.1 to fill the position from which such individual was removed.

          (e) Subject to Section 7.2, the provisions of this Section 2.1 shall remain in effect following the first Public Offering.

          2.2 Other Voting Matters. In order to effectuate the provisions of Sections 2.1, 2.2 and 4.1, each holder of Employee Securities hereby grants to Gregg A. Ostrander, or if Gregg A. Ostrander shall cease to be the chief executive officer of Michael Foods, Inc., to his successor in such position with Michael Foods, Inc., or if the chief executive officer of Michael Foods, Inc. shall be unable to exercise this proxy due to illness or absence or if the position of chief executive officer of Michael Foods, Inc. shall be vacant, to the chief financial officer of Michael Foods, Inc., a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections 2.1 and 2.2 in accordance with the provisions of Sections 2.1 and 2.2. EACH OF THE PROXIES GRANTED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. To effectuate the provisions of this Section 2, the secretary of each of the Company and each Subsidiary of the Company, or if there be no secretary such other officer or employee of the Company or such Subsidiary as the management committee or board of directors of the Company or such Subsidiary may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.

                                   ARTICLE III
                             TRANSFERS OF SECURITIES

          3.1 Restrictions on Transfer of Securities. Prior to the completion of the Company's first Public Offering, no holder of Employee Securities may Transfer any Employee Securities, except in an Exempt Transfer or otherwise provided by this Agreement.

          3.2   Restrictions on Transfers of THL Securities.

          (a) Tag-Along Rights. Prior to making any Transfer of THL Securities (other than a Transfer described in Section 3.2(b)) any holder of THL Securities proposing to make such a Transfer (for purposes of this Section 3.2, a "Selling Holder") shall give at least 30 days prior written notice to each holder of Employee Securities (for purposes of this Section 3.2, each an "Other Holder") and the Company, which notice (for purposes of this Section 3.2, the "Sale Notice") shall identify the type and amount of THL Securities to be sold (for purposes of this Section 3.2, the "Offered Securities"), describe in reasonable detail the terms and conditions of such proposed Transfer and identify each prospective Transferee. Any of the Other Holders may, within 15 days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities pursuant to this Section 3.2(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities of the same type and class and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Stock) as the Securities which comprise the Offered Securities, (2) only Employee Securities in an amount equal to the Applicable Percentage (as defined in the Management Subscription Agreement) multiplied by all Employee Securities held by such Employee shall be entitled to be sold pursuant to this Section 3.2(a) and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which shall be proportionate based on the value of Securities that are Transferred but shall not exceed the amount of proceeds received in connection with such Transfer) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.2(a) and (y) its or his pro-rata share (based upon the relative amount of Securities sold) of any of the other costs of any reasonable and customary sale of Securities pursuant to this Section 3.2(a) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

          If none of the Other Holders gives the Selling Holder a Tag-Along Notice prior to the expiration of the 15-day period for giving Tag-Along notices with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.2(a)) the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within 180 days after expiration of the 15-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Holder during such 180-day period will again be subject to the provisions of this Section 3.2(a) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of its shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders. If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a), and to consummate such Transfer on those terms and conditions):

          (i) each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; and

          (ii) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

          (b)   Excluded Transfers. The rights and restrictions contained in
Section 3.2(a) shall not apply with respect to any of the following Transfers of
Securities:

          (i)   any Transfer of THL Securities in a Public Sale;

          (ii) any Transfer of THL Securities to and among the partners of THL and the partners (including, without limitation, any Limited Partner), securityholders and employees of such partners (subject to compliance with Sections 3.3 and 3.4);

          (iii) any Transfer of THL Securities in accordance with Section 4.1;

          (iv) any Transfer of THL Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company;

          (v) any Transfer of THL Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries;

          (vi)  any Transfer constituting an Exempt Individual Transfer; and

          (vii) any Transfer of THL Securities pursuant to a pledge of such THL Securities to an unaffiliated financial institution.

          (c) Excluded Securities. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.2(a) ("Excluded Securities") shall be subject again to the restrictions set forth in Section 3.2(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an

Other Holder under Section 3.2(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.2(a).

          (d) Upon the occurrence of any event which gives rise to a Securityholder's ability or requirement to transfer (including by operation of law) such Securityholder's interests in the Company or a Subsidiary of the Company to a third party in exchange for consideration pursuant to this Agreement, at the election of such Securityholder, the Company shall take, and shall cause its Subsidiaries to take, all actions necessary to convert Securities then held by such Securityholder into the appropriate type of security to permit the Securityholder to transfer such Securities to such third party.

          (e) The provisions of this Section 3.2 shall remain in effect following the first Public Offering.

          3.3 Securities Act Compliance. No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

          3.4 Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VII, then the Transferor of such Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any Transferee (other than the Company, THL or any Transferee in a Public Sale); provided that Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under
Section 3.2(a) shall not be subject to the provisions of Section 3.1 in the hands of the Transferee or any subsequent Transferee. All THL Securities will continue to be THL Securities in the hands of any Transferee (other than the Company, a Limited Partner or the Employees or a Transferee in a Public Sale).

          3.5 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

                                   ARTICLE IV
                       TAKE-ALONG RIGHTS ON APPROVED SALE

          4.1   Take-Along Right.

          (a) If THL elects to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, THL shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by THL. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires equityholder approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith and
(ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by THL, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by THL in connection with such Sale of the Company.

          (b) The obligations of the Securityholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option and (ii) all holders of rights without regard to vesting or exercise restrictions to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights.

          (c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable and customary costs of any sale of Securities pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party (it being understood that the reasonable and documented legal fees of one counsel for the holders of Employee Securities up to a cap as determined by the Company's management committee prior to the Sale of the Company shall be deemed costs for the benefit of all Securityholders). Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that THL elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse THL for all actual and reasonable expenses paid or incurred by THL in connection therewith.

          (d) Notwithstanding any provision in this Agreement to the contrary, THL Managers V, LLC shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with a Sale of the Company. The provisions of this Section 4.1 shall remain in effect following the first Public Offering.

          (e) In the event of a sale or exchange by the Securityholders of all or substantially all of the Securities held by the Securityholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Securityholder shall receive in exchange for the Securities held by such Securityholder the same portion of the aggregate consideration from such sale or exchange that such Securityholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the LLC Agreement as in effect immediately prior to such sale or exchange. Each Securityholder shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

                                    ARTICLE V
                               REGISTRATION RIGHTS

          5.1   Demand Registrations.

          (a)   Requests for Registration. Subject to the provisions of this
Article V, the holders of a majority of THL Securities that constitute Registrable Securities shall have the right (the "THL Demand Right") to request registration under the Securities Act of all or any portion of the Registrable Securities held by the THL Holders (the "Requesting Holders") by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Registration Request"). Subject to the restrictions set forth in Section 5.1(d), the Company will give prompt written notice of such Registration Request (the "Registration Notice") to all other holders of Registrable Securities and will thereupon use its commercially reasonable efforts to effect the registration (a "Demand Registration") under the Securities Act on any form available to the Company of:

          (i) the Registrable Securities requested to be registered by the Requesting Holders;

          (ii) all other Registrable Securities of the same type and class which the Company has received a written request to register within 30 days after the Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account; and

          (iii) any securities of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement ("Other Registration Rights").

          (b) Preservation of Demand Registration. A registration undertaken by the Company at the request of the Requesting Holder will not count as a Demand Registration:

          (i) if, pursuant to the THL Demand Right, the Requesting Holders fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting Holders (provided that if the Requesting Holders withdraw their Registration Request prior to the time the registration statement therefor is declared effective and promptly reimburse the Company for all Registration Expenses incurred by the Company in connection with effecting such registration, such Registration Request shall not count as a Demand Registration); or

          (ii) if the Requesting Holders withdraw a Registration Request (A) upon the determination of the management committee or, as the case may be, board of directors of the Company to postpone the filing or effectiveness of a Registration Statement pursuant to
                Section 5.1(d) or (B) within 10 days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

          (c) Priority on Demand Registration. If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the greatest number of (i) Registrable Securities proposed to be registered by the holders thereof, (ii) securities having Other Registration Rights that are pari passu with the demand rights granted in respect of Registrable Securities hereunder proposed to be registered by the holders thereof and (iii) securities proposed to be registered by the Company for its own account which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities, the holders of such Other Registration Rights and the Company, based (A) as between the Company and such holders requesting registration, on the respective amounts of securities requested to be registered and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights, as the case may be, held by each such holder; provided, however, that the Requesting Holders shall have the right (the "Priority Right") to receive priority over all other holders of Registrable Securities and the Company in any Demand Registration to be effected under this Section 5.1 with respect to securities that the Requesting Holders propose to include in such registration by giving written notice of its election to exercise such Priority Right to the other holders of Registrable Securities and the Company requesting registration thereof.

          (d) Restrictions on Demand Registrations. Except as otherwise provided in this Section 5.1(d), the Company shall be obligated to effect six Demand Registrations pursuant to a THL Demand Right. Any Demand Registration requested must be for a firmly underwritten public offering of Registrable Securities with an expected value of at least $25 million to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company. The Company shall not be obligated to effect a Demand Registration if after a request is made, the Company has determined in good faith that the filing of a registration request would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material or (B) 120 days after the Company first makes such good faith determination.

          (e) Stock Splits. In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

          (f) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities; provided that the Company may grant rights to other Persons to participate in Incidental Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Incidental Registrations.

          5.2   Incidental Registration.

          (a) Requests for Incidental Registration. At any time the Company proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 5.1(a), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least 30 days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder's rights under this Section 5.2. Upon the written request of any holder of Registrable Securities made within 20 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its commercially reasonable efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the

Registration Statement filed in connection with such Incidental Registration (each an "Incidental Registration Statement"), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith) and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 5.2 during the period that the registration of such other securities is delayed.

          (b) Priority on Incidental Registration. If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

          (i) first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

          (ii) second, after all securities that the Company proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights held by each such holder.

          (c) Upon delivering a request under this Section 5.2, a Securityholder (excluding THL and its Affiliates, but including any other Permitted Transferee of any thereof) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and one of the THL Directors with respect to such Securityholder's Securities to be registered pursuant to this Section
5.2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and

Power of Attorney will provide, among other things, that the Securityholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to one of the THL Directors) a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Securityholder's behalf with respect to the matters specified therein. Such Securityholder also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this
Section 5.2.

          5.3   Holdback Agreements.

          (a) Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this
Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 1% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

          5.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective;

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

          (c) Notify the selling holders of Registrable Securities promptly (but in any event within 2 business days), and confirm such notice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

          (e) Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

          (f) Prior to any public offering of Registrable Securities, to use its commercially reasonable efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (g) Upon the occurrence of any event contemplated by Section 5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters,
(iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5.6 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (i) Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

          (j) (i) Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its commercially reasonable efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. ("NASD").

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

          5.5 Registration Expenses. Subject to Section 5.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters' fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (x) the fees and expenses of any Person, including special experts, retained by the Company. In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

          5.6   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise,
(ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 5.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

          (b) Indemnification by Holders. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

          (d)   Contribution. If the indemnification provided for in this
Section 5.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section
5.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.6(a) or 5.6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.6(d). Notwithstanding the provisions of this
Section 5.6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          5.7 Rule 144. At all times after the Company effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

          5.8 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder
(a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5.9 No Inconsistent Agreements. The Company has not and will not, enter into any agreement with respect to the Company's securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article V or otherwise conflicts with the provisions hereof.

                                   ARTICLE VI
                               PRE-EMPTIVE RIGHTS

          6.1   Issuance of New Securities to Affiliates.

          (a) If at any time after the date of this Agreement the Company proposes to issue or sell any Units, Common Stock, Common Stock Equivalents or Preferred Stock of the Company or Holdings proposes to issue or sell any of its securities (collectively, "New Securities"), in each case to THL or any Affiliate of THL, the Company shall, and in the case of a proposed issuance of Holdings' securities, will cause Holdings to, first offer to sell to the holders of Employee Securities a portion of each type of such New Securities equal to the quotient determined by dividing (x) the number of Fully-Diluted Units (which are Class A Units and Class B Units and which are held or beneficially owned by such holder of Employee Securities), by (y) the total number of Fully-Diluted Class A and B Units outstanding immediately prior to such issuance or sale. The holders of Employee Securities shall be entitled to purchase all or any portion of their respective portions (as determined in the immediately preceding sentence) of such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to THL or any Affiliate of THL.

          (b) In order to exercise its purchase rights hereunder, each holder of Employee Securities must, within 30 days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and the percentage of the New Securities available to such holder pursuant to Section 6.1(a), deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

          (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such New Securities which the holders of Employee Securities have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Employee Securities. Any New Securities to be sold by the Company or Holdings to THL or any Affiliate of THL after such 180-day period must be reoffered to the holders of Employee Securities pursuant to the terms of this Section 6.1.

          (d) The provisions of this Section 6.1 will not apply to the following issuances of New Securities:

          (i) any New Securities issued upon the conversion or exercise of any Common Stock Equivalents not issued in violation of this Section 6.1;

          (ii) any issuance of New Securities incident to the exercise, conversion or exchange of any securities of the Company or Holdings that were not issued in violation of this Section 6.1, a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company or Holdings; or

          (iii) any New Securities issued to a seller(s)in connection with the acquisition by the Company or Holdings of another Person that is not an Affiliate of THL (whether by acquisition of stock or by merger or consolidation, or the acquisition of all or substantially all of such Person's assets).

          (e) Nothing in this Section 6.1 shall be deemed to prevent THL or any Affiliate of THL from purchasing for cash any New Securities without first complying with the provisions of this Section 6.1; provided, that in connection with such purchase, (a) the Company's management committee or board of directors has determined in good faith (1) that the Company needs an immediate cash investment, (2) that no alternative financing on terms no less favorable to the Company in the aggregate than such purchase is available which is of a type that could be obtained without having to comply with this Section 6.1 and (3) that the delay caused by compliance with the provisions of this Section 6.1 in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company,
(b) the Company gives prompt notice to the holders of Employee Securities of the Purchasing Holder's investment, which notice shall describe in reasonable detail the New Securities being purchased by the Person making such purchase (for purposes of this Section 6.1, the "Purchasing Holder") and the purchase price thereof and (c) the Purchasing Holder and the Company take all steps necessary to enable the holders of Employee Securities to effectively exercise their respective rights under this Section 6.1 with respect to their purchase of a pro-rata share of the New Securities issued to the Purchasing Holder after such purchase by the Purchasing Holder on the terms specified in Section 6.1(a).

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

          7.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, THL Majority Holders and the Employee Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          7.2 Termination of Certain Provisions. The provisions of Article II shall terminate upon the consummation of the Company's first Public Offering if, and only to the extent, required by the managing underwriter of such Public Offering.

          7.3 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the THL Majority Holders and the Employee Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a Sale of the Company (except with respect to the rights to Incidental Registration under Article V, which shall survive). The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.6, which shall survive such termination.

          7.4 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.6, which shall survive).

                                  ARTICLE VIII
                                  MISCELLANEOUS

          8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

          "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

          "Agreement" has the meaning set forth in the preamble.

          "Agreement of Merger" means the Agreement and Plan of Merger dated as of October 10, 2003 by and among Holdings, Merger Corp., M-Foods Holdings, Inc. and Michael Foods, Inc., as amended.

          "Allocable Shares" has the meaning set forth in Section 3.2(a).

          "Call Option" has the meaning given to such term in the Management Unit Subscription Agreements.

          "CEO Designated Director" has the meaning given such term in Section 2.1(a)(v).

          "Class A Units" has the meaning set forth in the LLC Agreement.

          "Class B Units" has the meaning set forth in the LLC Agreement.

          "Class C Units" has the meaning set forth in the LLC Agreement.

          "Closing Date" has the meaning given such term in the Agreement of Merger.

          "Common Stock" means, collectively, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the common stock of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the successor to the Company.

          "Common Stock Equivalents" means (without duplication with any Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units, Common Stock or securities exercisable for or convertible or exchangeable into Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Company" has the meaning set forth in the preamble.

          "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

          "Custody Agreement and Power of Attorney" has the meaning given to such term in Section 5.2(c).

          "Demand Registration" has the meaning given to such term in Section 5.1(a).

          "Employee(s)" has the meaning given to such term in the preamble.

          "Employee Majority Holders" means the Person or Persons having beneficial ownership of a majority of the securities constituting Employee Securities.

          "Employee Securities" means (a) the Preferred Units, Class A Units, Class B Units and Class C Units acquired by the Employees on or after the date of this Agreement under the Management Subscription Agreements, (b) any Units, Common Stock (including, for the purpose of this definition, common stock of Holdings or any other common stock distributed by the Company), Common Stock Equivalents or Preferred Stock hereafter acquired by any holder of Employee Securities and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Excluded Securities" has the meaning set forth in Section 3.2(c).

          "Exempt Transfer" means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under Section 2.2, (c) to the Company pursuant to a Call Option under a Management Subscription Agreement, (d) pursuant to a Public Sale (including pursuant to the provisions of Article V hereof), (e) upon the death of the holder pursuant to the applicable laws of descent and distribution, (f) solely to or among such Person's Family Group, (g) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

          "Exempt Individual Transfer" means a Transfer of THL Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such natural person's Family Group or (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

          "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

          "Fully-Diluted Units" means, as of any date of determination, the number of shares of Common Stock outstanding, plus (without duplication) all Units or, as the case may be, shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

          "Holdings" means THL Food Products Holding, Co., a Delaware corporation.

          "Incidental Registration" has the meaning given such term in Section 5.2(a).

          "Indemnified Party" has the meaning given such term in Section 5.6(a).

          "Limited Partner" means a limited partner of THL.

          "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of November 20, 2003 among the Company, THL, and the other parties thereto.

          "Losses" has the meaning given such term in Section 5.6(a).

          "Management Subscription Agreements" mean the unit subscription agreements between the Company and the respective Employees.

          "Merger Co." means THL Food Products, Co, a Delaware corporation and wholly-owned subsidiary of Holdings.

          "NASD" has the meaning given such term in Section 5.4(j).

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

          "New Securities" has the meaning given to such term in Section 6.1(a).

          "Offered Securities" has the meaning given to such term in Section 3.2(a).

          "Other Holder" has the meaning given such term in Section 3.2(a).

          "Other Registration Rights" has the meaning given such term in Section 5.1(a)(iii).

          "Ownership Percentage" means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

          "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

          "Preferred Stock" means collectively, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the classes or series of authorized capital stock of the Company that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the successor to the Company.

          "Preferred Units" means the Preferred Units of the Company which may be issued pursuant to Section 6.1 of the Management Subscription Agreements.

          "Priority Right" has the meaning given such term in Section 5.1(c)(i).

          "Proceeding" has the meaning given such term in Section 5.6(c).

          "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale or its equivalent.

          "Purchasing Holder" has the meaning given such term in Section 6.1(e).

          "Registrable Securities" means any Securities that are of the same type and class as the THL Securities (it being understood upon the occurrence of any event which gives rise to a Securityholder's ability to transfer such Securityholder's interests in the Company or a Subsidiary of the Company to a third party in exchange for consideration pursuant to this Agreement or pursuant to a registration right, at the election of such Securityholder, the Company shall take, and shall cause its Subsidiaries to take, all actions necessary to convert Securities (other than the Class C Units) then held by such Securityholder into the appropriate type of security to permit the Securityholder to transfer such Securities). As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale, (ii) unless THL otherwise elects, have been distributed to the limited partners of THL or (iii) otherwise Transferred and new certificates not bearing the legend set forth in Section 8.2(b) hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.

          "Registration Expenses" means all amounts payable by the Company pursuant to Section 5.5.

          "Registration Notice" has the meaning given such term in Section
5.1(a).

          "Registration Request" has the meaning given such term in Section 5.1(a).

          "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Requesting Holder" has the meaning given such term in Section 5.1(a).

          "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

          "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act (or any successor rule or regulation).

          "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of related Persons on an arm's-length basis other than an Affiliate of THL, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of either the Fully Diluted Units or the voting stock of Holdings or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing stock to entities controlled by the Company.

          "Sale Notice" has the meaning given such term in Section 3.2(a).

          "SEC" means the Securities and Exchange Commission.

          "Securities" means, collectively, the THL Securities and the Employee Securities.

          "Securityholder(s)" has the meaning given such term in the preamble.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Selling Holder" has the meaning given such term in Section 3.2(a).

          "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

          "Tag-Along Notice" has the meaning given such term in Section 3.2(a).

          "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

          "Units" means the Company's Class A Units, Class B Units or Class C Units.

          "THL Demand Right" has the meaning given such term in Section 5.1(a).

          "THL Directors" has the meaning given such term in Section 2.1(a)(i).

          "THL Majority Holders" means the Person or Persons holding a majority of the THL Securities.

          "THL Securities" means (a) THL Units, (b) Units, Common Stock (including, for the purpose of this definition, common stock of Holdings or any other common stock distributed by the Company), Common Stock Equivalents or Preferred Stock hereafter acquired by THL and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

          "THL Units" means the Class A Units issued to THL on the Closing Date.

          8.2  Legends.

          (a) Securityholders Agreement. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE "THL SECURITIES" AND "EMPLOYEE SECURITIES" UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF NOVEMBER 20, 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) Restricted Securities. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES
          ACT)."

          (c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

          8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          8.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          8.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

          8.6 Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          8.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          8.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, 5 days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          THL-MF Investors, LLC
          c/o Thomas H. Lee Partners, L.P.
          75 State Street
          Boston, MA 02109
          Attention: Anthony J. DiNovi
                     Kent R. Weldon
                     Todd M. Abbrecht
          Facsimile: (617) 227-5514

          with copies to:
          --------------

          Thomas H. Lee Partners, L.P.
          75 State Street
          Boston, MA 02109
          Attention: Anthony J. DiNovi
                     Kent R. Weldon
                     Todd M. Abbrecht
          Facsimile: (617) 227-3514

          and
          ---

          Weil, Gotshal & Manges LLP
          100 Federal Street
          Boston, MA 02110
          Attention: James Westra, Esq.
          Facsimile: (617) 772-8333

          8.9 Governing Law. The Delaware Limited Liability Company Act (and, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the relevant state corporation law) shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Wilmington, Delaware over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

          8.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

                                        THL-MF INVESTORS, LLC


                                        By:  /s/ John D. Reedy
                                           -------------------------------------
                                           Name:  John D. Reedy
                                           Title:


                                        THOMAS H. LEE EQUITY FUND V, L.P.

                                        By:  THL Equity Advisors V, LLC, its
                                             general partners

                                        By:  Thomas H. Lee Partners, L.P., its
                                             sole member

                                        By:  Thomas H. Lee Advisors LLC, its
                                             general partner


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title: Managing Director

                                        THOMAS H. LEE PARALLEL FUND V, L.P.

                                        By:  THL Equity Advisors V, LLC, its
                                             general partner

                                        By:  Thomas H. Lee Partners, L.P., its
                                             sole member

                                        By:  Thomas H. Lee Advisors LLC, its
                                             general partner


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title: Managing Director

                                        THOMAS H. LEE CAYMAN FUND V, L.P.

                                        By:  THL Equity Advisors V, LLC, its
                                             general partner

                                        By:  Thomas H. Lee Partners, L.P., its
                                             sole member

                                        By:  Thomas H. Lee Advisors LLC, its
                                             general partner


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title: Managing Director


                                        THOMAS H. LEE INVESTORS LIMITED
                                        PARTNERSHIP

                                        By:  THL Investment Management Corp.,
                                             its general partner


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name: Thomas H. Lee
                                           Title: Chief Executive Officer


                                        1997 THOMAS H. LEE NOMINEE TRUST

                                        By:  US Bank, N.A., not personally, but
                                             solely as Trustee under the 1997
                                             Thomas H. Lee Nominee Trust


                                        By:  /s/ Gerald R. Wheeler
                                           -------------------------------------
                                        Name: Gerald R. Wheeler
                                        Title: Vice President

                                        PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                                        COMPANY I LLC

                                        By:  Putnam Investments Holdings, LLC,
                                             its managing member

                                        By:  Putnam Investments, LLC, its
                                             managing member


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                                        COMPANY II LLC

                                        By:  Putnam Investments Holdings, LLC,
                                             its managing member

                                        By:  Putnam Investments, LLC, its
                                             managing member


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PUTNAM INVESTMENTS HOLDINGS, LLC

                                        By:  Putnam Investments, LLC, its
                                             managing member


                                        By:  /s/ Illegible
                                           -------------------------------------
                                           Name:
                                           Title:

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Gregg A. Ostrander
                                        ----------------------------------------
                                        Gregg A. Ostrander


                                          /s/ John D. Reedy
                                        ----------------------------------------
                                        John D. Reedy


                                          /s/ James D. Clarkson
                                        ----------------------------------------
                                        James D. Clarkson


                                          /s/ Max R. Hoffman
                                        ----------------------------------------
                                        Max R. Hoffman


                                          /s/ James Mohr
                                        ----------------------------------------
                                        James Mohr


              [End of Signature Page to Securityholder's Agreement]

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Mark Brian Anderson
                                        ----------------------------------------
                                        Mark Brian Anderson

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Steven Todd Bacon
                                        ----------------------------------------
                                        Steven Todd Bacon

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Charles Douglas Bailey
                                        ----------------------------------------
                                        Charles Douglas Bailey

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Terry L. Baker
                                        ----------------------------------------
                                        Terry L. Baker

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Timothy James Bebee
                                        ----------------------------------------
                                        Timothy James Bebee

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Toby Lee Catherman
                                        ----------------------------------------
                                        Toby Lee Catherman

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Thomas Prescott Colwell
                                        ----------------------------------------
                                        Thomas Prescott Colwell

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Deborah Naismith Cummings
                                        ----------------------------------------
                                        Deborah Naismith Cummings

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Michael Allen Elliot
                                        ----------------------------------------
                                        Michael Allen Elliot

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Richard James Howe
                                        ----------------------------------------
                                        Richard James Howe

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Michael Lee Jaeger
                                        ----------------------------------------
                                        Michael Lee Jaeger

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Michael Frederick Johnson
                                        ----------------------------------------
                                        Michael Frederick Johnson

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Thomas Charles Kelly
                                        ----------------------------------------
                                        Thomas Charles Kelly

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Timothy Dean Larson
                                        ----------------------------------------
                                        Timothy Dean Larson

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Craig Stanley Morrill
                                        ----------------------------------------
                                        Craig Stanley Morrill

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ S. Vincent O'Brien
                                        ----------------------------------------
                                        S. Vincent O'Brien

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Stephan Jay Ostrander
                                        ----------------------------------------
                                        Stephan Jay Ostrander

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Russell P. Roedl
                                        ----------------------------------------
                                        Russell P. Roedl

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Ronald Allen Seim
                                        ----------------------------------------
                                        Ronald Allen Seim

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Steven Joseph Semmer
                                        ----------------------------------------
                                        Steven Joseph Semmer

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Diane Marie Sparish
                                        ----------------------------------------
                                        Diane Marie Sparish

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Jeffrey C. Thomas
                                        ----------------------------------------
                                        Jeffrey C. Thomas

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Vicki Lee Wass
                                        ----------------------------------------
                                        Vicki Lee Wass

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Mark W. Westphal
                                        ----------------------------------------
                                        Mark W. Westphal

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ John Hugh Wiebe
                                        ----------------------------------------
                                        John Hugh Wiebe

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Mark D. Witmer
                                        ----------------------------------------
                                        Mark D. Witmer

            [Counterpart Signature Page to Securityholders Agreement]


                                          /s/ Dennis Lee Woodward
                                        ----------------------------------------
                                        Dennis Lee Woodward